UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 28, 2008

Patriot Scientific Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-22182	84-1070278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6183 Paseo Del Norte, Suite 180, Carlsbad, CA 92011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 760-547-2700

(None)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Director

On February 28, 2008, Jim Turley resigned from his positions as the President and Chief Executive Officer, and as a member of the Board of Directors, of Patriot Scientific Corporation.

Item 5.02(c) Appointment of Principal Executive Officer

On February 29, 2008, Rick Goerner was appointed to the position of the Interim President and Chief Executive Officer of Patriot Scientific Corporation.  Mr. Goerner has extensive experience in management and operational roles, including as chief executive officer with technology companies.  From 2002 through 2006, he served as the President and Chief Executive Officer of Transdimension Inc., an Irvine, California-based, venture-financed, technology company providing embedded universal serial bus (USB) silicon and software solutions.  More recently, Mr. Goerner has been involved in the development of other early stage technology companies, serving as a technical advisor, as executive chairman, as a member of the board of directors, or in the capacity of interim president and chief executive officer.  Mr. Goerner has a Bachelor of Science in electrical engineering degree from the State University of New York at Buffalo.

Item 9.01 Exhibits

99.1           Press Release, dated February 29, 2008.

99.2           Press Release dated February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Patriot Scientific Corporation (Registrant)

Date: March 3, 2008	By:	/s/ Clifford L. Flowers Clifford L. Flowers, Chief Financial Officer

EXHIBIT INDEX

Exhibits:

Exhibit 99.1                                Press Release, dated February 29, 2008.

Exhibit 99.2                                Press Release dated February 29, 2008.